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ERNST & YOUNG LLP



                           CONSENT OF INDEPENDENT AUDITORS



    We consent to the incorporation by reference in the Registration Statement and related Prospectus on Form S-8 of Consolidated Products, Inc. for the registration of 550,000 shares of its common stock of our report dated November 15, 1996, with respect to the consolidated financial statements of Consolidated Products, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended September 25, 1996, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP
                                       -------------------------
August 12, 1997


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